UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Janus Detroit Street Trust

(Exact name of registrant as specified in its charter)

Delaware	See Below
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

151 Detroit Street Denver, Colorado	80206-4805
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of the exchange on which each class is to be registered
Shares of beneficial interest, $0.001 par value	NYSE ARCA, INC.

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-207814.

Securities to be registered pursuant to Section 12(g) of the Act: Not applicable

INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 1. DESCRIPTION OF REGISTRANT’S SECURITIES TO BE REGISTERED.

A description of the shares of beneficial interest, $0.001 par value, of: Janus Henderson U.S. Sustainable Equity ETF; Janus Henderson International Sustainable Equity ETF; Janus Henderson Net Zero Transition Resources ETF; Janus Henderson Sustainable Corporate Bond ETF; and Janus Henderson Sustainable & Impact Core Bond ETF, each a series of Janus Detroit Street Trust (the “Registrant”), to be registered hereunder is set forth in Post-Effective Amendment No. 44 to the Registrant’s Registration Statement on Form N-1A (File Nos. 333-207814; 811-23112) as expected to be filed and effective with the Securities and Exchange Commission on September 7, 2021, which description is incorporated herein by reference.

The series of the Registrant to which this filing relates and their I.R.S. Employer Identification Numbers are as follows:

Series Name	EIN
Janus Henderson U.S. Sustainable Equity ETF	87-1860716
Janus Henderson International Sustainable Equity ETF	87-1812200
Janus Henderson Net Zero Transition Resources ETF	87-1840569
Janus Henderson Sustainable Corporate Bond ETF	87-1871615
Janus Henderson Sustainable & Impact Core Bond ETF	87-1871767

ITEM 2. EXHIBITS.

1.	The Registrant’s Certificate of Trust is included as Exhibit (a)(1) to the Registrant’s Registration Statement on Form N-1A (File Nos. 333-207814; 811-23112), as filed with the Securities and Exchange Commission on February 18, 2016.

2.	The Registrant’s Certificate of Amendment to the Certificate of Trust is included as Exhibit (a)(2) to the Registrant’s Registration Statement on Form N-1A (File Nos. 333-207814; 811-23112), as filed with the Securities and Exchange Commission on February 18, 2016.

3.	The Registrant’s Amended and Restated Trust Instrument is included as Exhibit (a)(3) to the Registrant’s Registration Statement on Form N-1A (File Nos. 333-207814; 811-23112), as filed with the Securities and Exchange Commission on February 18, 2016.

4.	The Registrant’s Amended Schedule A dated April 18, 2016 to Amended and Restated Trust Instrument dated August 6, 2015 is included as Exhibit (a)(3)(a) to the Registrant’s Registration Statement on Form N-1A (File Nos. 333-207814; 811-23112), as filed with the Securities and Exchange Commission on June 7, 2016.

5.	The Registrant’s Amended Schedule A dated August 29, 2016 to Amended and Restated Trust Instrument dated August 6, 2015 is included as Exhibit (a)(3)(b) to the Registrant’s Registration Statement on Form N-1A (File Nos. 333-207814; 811-23112), as filed with the Securities and Exchange Commission on August 31, 2016.

6.	The Registrant’s Amended Schedule A dated June 5, 2017 to Amended and Restated Trust Instrument dated August 6, 2015 is included as Exhibit (a)(3)(c) to the Registrant’s Registration Statement on Form N-1A (File Nos. 333-207814; 811-23112), as filed with the Securities and Exchange Commission on December 29, 2017.

7.	The Registrant’s Amended Schedule A dated June 7, 2018 to Amended and Restated Trust Instrument dated August 6, 2015 is included as Exhibit (a)(3)(d) to the Registrant’s Registration Statement on Form N-1A (File Nos. 333-207814; 811-23112), as filed with the Securities and Exchange Commission on September 12, 2018.

8.	The Registrant’s Amended Schedule A dated July 16, 2020 to Amended and Restated Trust Instrument dated August 6, 2015 is included as Exhibit (a)(3)(e) to the Registrant’s Registration Statement on Form N-1A (File Nos. 333-207814; 811-23112), as filed with the Securities and Exchange Commission on July 29, 2020.

9.	The Registrant’s Amended Schedule A dated January 28, 2021 to Amended and Restated Trust Instrument dated August 6, 2015 is included as Exhibit (a)(3)(f) to the Registrant’s Registration Statement on Form N-1A (File Nos. 333-207814; 811-23112), as filed with the Securities and Exchange Commission on February 17, 2021.

10.	The Registrant’s Amended Schedule A dated June 17, 2021 to Amended and Restated Trust Instrument dated August 6, 2015 in include as Exhibit (a)(3(g) to the Registrant’s Registration Statement on Form N-1A (File Nos. 333-207814; 8111-23112), as filed with the Securities and Exchange Commission on June 25, 2021.

11.	The Registrant’s Amended and Restated Bylaws dated February 3, 2016 are included as Exhibit (b)(2) to the Registrant’s Registration Statement on Form N-1A (File Nos. 333-207814; 811-23112), as filed with the Securities and Exchange Commission on February 18, 2016.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: September 7, 2021

JANUS DETROIT STREET TRUST

By:	/s/ Byron D. Hittle
Name:	Byron D. Hittle
Title:	Vice President, Secretary and Chief Legal Officer